Exhibit 24.1

                                  Exhibit 24.1

                           Consent of Issuer's Counsel

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                         DAVID WAGNER & ASSOCIATES, P.C.
                        Attorneys and Counsellors at Law
                            8400 East Prentice Avenue
                                 Penthouse Suite
                            Englewood, Colorado 80111
                            Telephone (303) 793-0304
                            Facsimile (303) 771-4562



                                January 9, 2001





     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus which is made a part of the Registration Statement.


                                      Very truly yours,
                                      By:  /s/  DAVID WAGNER & ASSOCIATES, P.C.
                                         ---------------------------------------
                                                DAVID WAGNER & ASSOCIATES, P.C.